Exhibit 10.72

SECURITY AGREEMENT (TF)

THIS SECURITY AGREEMENT (TF) dated as of the 3rd day of November 2002 between the Nottawaseppi Huron Band of Potawatomi (a.k.a. Huron Potawatomi, Inc a federally recognized Indian Tribe (the “Tribe”), and Gaming Entertainment (Michigan) LLC, a Delaware limited liability company (“GEM”).

RECITALS

The Tribe has entered into a Temporary Facility Management Agreement (“TF Management Agreement”) and a Loan Agreement (TF) with GEM, whereby GEM will advance certain funds to the Tribe in connection with the Tribe’s operation of gaming and related business activities on its lands.

As security for the payment of the Tribe’s obligations under the Loan Agreement (TF) and the TF Management Agreement, the Tribe desires to grant a security interest to GEM in certain revenues on the terms and conditions more expressly set forth herein.

NOW THEREFORE, in consideration of the mutual promises contained herein, and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

ARTICLE I

DEFINITION

1.1 The capitalized terms used in this Agreement shall have the same meaning as identical terms used in the TF Management Agreement and the Loan Agreement (TF). As used in this Security Agreement, the following terms will have the meaning indicated:

1.2 Account Debtor. “Account Debtor” means any Person obligated for payment or performance on or under any Account.

1.3 Accounts. “Accounts” has the meaning given to such term in the UCC as in effect on the date hereof.

1.4 Agreement. “Agreement” means this Security Agreement (including all Schedules and Exhibits annexed hereto), as the same may be amended, supplemented or modified from time to time.

1.5 Chattel Paper. “Chattel Paper” has the meaning given to such term in the UCC as of the date hereof.

1.6 Collateral. “Collateral” is defined as:

(a) The Tribe’s share of future Net Revenues, before distribution pursuant to Section 6 of the TF Management Agreement, from the Enterprise (TF) and/or Temporary Facility, or other future undistributed Net Revenues arising or generated after the termination of the TF Management Agreement; and

(b) Undistributed gaming and related Net Revenues from the Property and/or Temporary Facility arising or generated after the date that the matter in dispute is referred to arbitration.

1.7 Equipment. “Equipment” has the meaning given to such term in the UCC as in effect on the date hereof

1.8 Financing Statement. “Financing Statements” shall mean UCC-1 financing statements (as may be amended) to be executed by the Tribe covering the Collateral to be filed in the State of Michigan.

1.9 General Intangibles. “General Intangibles” has the meaning given to such term in the UCC in effect as of the date hereof, but excluding privileges, licenses, books and records to the extent contained therein.

1.10 Instruments. “Instruments” has the meaning given to such term in the UCC in effect as of the date hereof.

1.11 Lien. “Lien” means any mortgage, deed of trust, pledge, security interest, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), or preference, priority, or other security agreement or preferential arrangement, charge, or encumbrance of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the UCC or comparable law of any jurisdiction to evidence any of the foregoing).

1.12 Obligations. “Obligations” means, collectively, all of the indebtedness, obligations, liabilities, and agreement of every kind and nature of the Tribe to or with GEM, or to or with any affiliate of GEM, now existing or hereafter arising, and now or hereafter contemplated, pursuant to this Agreement, the Loan Agreement (TF) or the TF Management Agreement, or any other agreement entered into subsequent to the date hereof providing for the borrowing of money from GEM by the Tribe, renewals, extensions or changes in form of, or substitutions for, any of said indebtedness, obligations or liabilities, and all interest and late charges on any of the foregoing.

1.13 Person. “Person” shall include any tribe, individual, a company, a corporation, an association, a partnership, a joint venture, an unincorporated trade or business enterprise, a trust, an estate, or a government or an agency, instrumentality or official thereof.

1.14 UCC. “UCC” means the Uniform Commercial Code as enacted in the State of Michigan, as the same may be amended from time to time.

ARTICLE II

SECURITY INTEREST

2.1 Grant of Security Interest. As security interest for the payment and performance of all obligations of the Tribe to the Lender under the Loan Agreement (TF) and any Promissory Note appurtenant thereto, the Tribe hereby grants to Lender a security interest in and to the

“Collateral” whether now or hereafter owned, existing, arising or acquired and wherever located. Said Collateral shall only consist of:

(a) The Tribe’s share of future Net Revenues, before distribution pursuant to Section 6 of the TF Management Agreement, from the Enterprise (TF) and/or Temporary Facility, or other future undistributed Net Revenues arising or generated after the termination of the IF Management Agreement; and

(b) Undistributed gaming and related Net Revenues from the Property and/or Temporary Facility arising or generated after the date that the matter in dispute is referred to arbitration.

2.2 Financing Statements. To perfect GEM’s interest in and to the Collateral, the Tribe shall execute a deliver the Financing Statements as GEM may specify, and will pay the cost of filing the same, and do all other further acts and things requested by GEM to perfect the security interest granted to GEM in this Article II.

2.3 Place of Business; Location of Collateral. The Tribe will notify GEM prior to any change in the place where books and records constituting Collateral are kept.

2.4 Insurance; Discharge of Taxes etc. GEM shall have the right at any time and from time to time, to:

(a) obtain insurance covering any of the Collateral if the Tribe fails to do so;

(b) discharge taxes, liens, security interests or other encumbrances at any time levied or placed on any of the Collateral if the Tribe fails to do so; and pay for the maintenance and preservation of any of the Collateral if the Tribe fails to do so,

The Tribe will reimburse GEM, on demand, for any payment GEM makes or any expense GEM incurs under this authorization. The Tribe assigns to GEM all right to receive the proceeds of insurance covering the Collateral, directs any insurer to pay all such proceeds directly to GEM and authorizes GEM to endorse in the name of the Tribe any draft for such proceeds.

2.5 Security Agreement. It is the intention of the parties hereto that this Agreement constitutes a security agreement under the UCC in the State of Michigan for the purpose of creating the security interests granted herein.

2.6 Further Assurances. From time to time the Tribe will execute and deliver to GEM such additional instruments as GEM may reasonably request to effectuate the purposes of this Agreement and to assure to GEM, as secured party, a first priority, perfected security interest in the Collateral.

2.7 Title to Collateral. The Tribe has (or will have at the time it acquires rights in Collateral hereafter acquired or arising) and will maintain title so long as the security interest may remain outstanding, title to each item of Collateral free and clear of all Liens except the security interest and except Liens permitted by the Loan Agreement (TF). The Tribe will defend the Collateral against all claims or demands of all Persons claiming the Collateral or any interest therein which is adverse to the Tribe or Lender.

2.8 Disposition of Collateral. The Tribe will not sell, lease or otherwise dispose of, or discount or factor, encumber with or without recourse, any Collateral.

ARTICLE III

COVENANTS OF TRIBE

To induce GEM to enter into this Agreement and the Loan Documents (TF) the Tribe covenants and agrees that:

3.1 Notification to GEM. The Tribe shall promptly notify GEM if any one or more of the representations and warranties made by the Tribe in this Agreement or in any other Loan Document (TF) shall no longer be true, accurate or complete.

3.2 Preservation of Existence, Business and Property. The Tribe will at all times preserve and maintain its existence, rights and privileges, conduct the activities at the Enterprise (TF) as contemplated in the TF Management Agreement to the fullest extent permitted under federal law and will preserve and protect its property used or useful in the conduct of the Enterprise (TF) in good repair, working order and condition, and comply with all applicable statutes, rules and regulations relating to the operation of the Enterprise (TF).

3.3 Use of Proceeds. The Tribe shall use the Loan proceeds provided by the Loan Agreement (TF) as required by the terms of the Loan Agreement (TF) and the other Loan Documents (TF), as well as the TF Management Agreement.

ARTICLE IV

REMEDIES

4.1 Remedies. Upon the occurrence of an uncured Event of Default, GEM shall not have any obligation to make any further advances under the Loan Documents (TF) and may take one or more of the following remedial steps:

(a) exercise and enforce any and all rights reserved to it under the Loan Documents (TF);

(b) compromise, extend or renew any Account, Instruments and/or Chattel Paper of the Tribe or deal with the Tribe’s Accounts, Instruments and/or Chattel Paper as GEM may deem advisable; and notify the Tribe’s Account Debtors of GEM’s interest in the Collateral and direct said Account Debtor to make payments on the Account directly to GEM;

(c) endorse the name of the Tribe upon any and all checks, drafts, money orders and other instruments for the payment of monies which are payable to the Tribe and constitute Collateral;

(d) give written notice to the Tribe, whereupon the Tribe shall, at its expense, promptly deliver any and all Collateral to such place as GEM may designate;

(e) set-off immediately, and without notice or other action, any money owed by GEM in any capacity to the Tribe except the Minimum Guaranteed Monthly Payment against the liability of the Tribe to GEM, and GEM shall be deemed to have exercised such right to set-off and to have made a charge against any such money immediately upon the occurrence of such uncured Event of Default, even though the actual book entries may be made at some time subsequent thereto.

4.2 Sovereign Immunity. The Tribe waives its sovereign immunity only to the extent of allowing arbitration and judicial review to enforce arbitration or an arbitration decision arising under the Loan Documents (TF) as such arbitration procedures are set forth in Section 17 of the TF Management Agreement. This Agreement does not constitute and shall not be construed as a waiver of sovereign immunity by the Tribe except to permit arbitration and judicial review and enforcement under the procedures set forth in Section 17 of the TF Management Agreement.

ARTICLE V

MISCELLANEOUS

5.1 Successors and Assigns. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party except that the Tribe shall not have the right to assign its obligations hereunder.

5.2 Termination. This Security Agreement shall terminate upon the Tribe’s payment in full of the Loan (TF) pursuant to the terms of the Loan Documents (TF).

5.3 Survival. All covenants, agreements, representations and warranties made by the Tribe herein or in any of the Loan Documents (TF) and TF Management Agreement or any certificate or instrument contemplated hereby shall survive the execution and delivery of this Agreement and the Loan Documents (TF), and said certificates or instruments and shall continue so long as any obligations arising under this Security Agreement (TF) are outstanding and unsatisfied, notwithstanding any applicable statute of limitations to the contrary.

5.4 Counterparts. This Agreement may be signed in any number of counterparts with the same effect as if the signatures hereto and thereto were upon the same instrument.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers on the date first hereinabove written.

NOTTAWASEPPI HURON BAND OF POTAWATOMI

By:	/s/ Gilbert Holiday
Gilbert Holliday
Acting Tribal Chairman

GAMING ENTERTAINMENT (MICHIGAN) LLC

By:	/s/ William McComas
William P. McComas
President, Managing Member